SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event report): October 25, 2004


                            AMS HEALTH SCIENCES, INC.
             (Exact Name of Registrant as Specified in its Charter)


   OKLAHOMA                         001-13343                   73-1323256
(State or Other                 (Commission File              (IRS Employer
 Jurisdiction of                    Number)                   Identification
 Incorporation or                                                 Number)
 Organization)

                   711 NE 39th Street, Oklahoma City, OK          73105
                  (Address of Principal Executive Offices)      (Zip Code)


       Registrant's telephone number, including area code: (405) 842-0131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[  ] Soliciting material pursuant to rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information To Be Included in the Report

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Principal Officers

Effective October 25, 2004, AMS Health Sciences, Inc. (the Company) announced that C. Brent Haggard was nominated and has been elected to the Company's Board of Directors by unanimous written consent. Mr. Haggard joins the board as a non-employee, independent director, as defined in Section 121 (A) of the American Stock Exchange listing standards.

Mr. Haggard replaces Steven Hague, who tendered his resignation as a director effective September 30, 2004. Mr. Hague's resignation was not the result of a disagreement with the Company related to its operations, policies or practices. Mr. Haggard also replaces Mr. Hague as a member of the Audit and Compensation Committees of the Board of Directors.

As a non-employee director, Mr. Haggard will receive $500 for each Board or Committee meeting attended. Mr. Haggard is also eligible to participate in the Company's Stock Incentive Plan.

Haggard has been the Chairman and CEO of Universal Fidelity Holding Company, a holding company for Universal Fidelity Life Insurance Company since 2001. The company provides services such as: merger, acquisition, venture development, financial reporting and forecasting and operational performance analysis.

Mr. Haggard earned a Bachelor of Business Administration degree from the University of Texas in 1975 and a Master of Business Administration degree from Southern Methodist University in 1982.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                      ADVANTAGE MARKETING SYSTEMS, INC.

                                           JOHN W. HAIL
                                      By:  John W. Hail
                                           Chairman and Chief Executive Officer

Date:  October 25, 2004